Exhibit 10.11

Patent Licensing Agreement

Licensee (Party A): Guangzhou Huya Information Technology Company Limited

Address: Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

Legal Representative:

Licensor (Party B): Guangzhou Huaduo Network Technology Company Limited

Address: Floor 24, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

Legal Representative: LI Xueling

Whereas, Party B of this Agreement, Guangzhou Huaduo Internet Technology Company Limited owns 39 patents and patent applications listed in Schedule 1, and owns the know-how and the techniques relating to implementation of those patents and patent applications. For application numbers, application dates, legal status and other information about the abovementioned patents / patent applications, please refer to Appendix 1: Patent Licensing List.

Whereas, Party A of this Agreement, Guangzhou Huya Information Technology Company Limited has certain knowledge about Party B’s patent technologies and wish to be licensed and implement such patent technologies and related know-how and techniques.

Whereas Party B agrees to grant the licenses Party A requests; through consultation on equal basis, on the basis of truthful and full expression of their respective wishes, and in accordance with the provisions of “Contract Law of the People’s Republic of China”, the Parties reach agreements as follows and both Parties shall abide by it:

Article 1 Definitions

“Patents”: in this Agreement, shall refer to invention patents listed in Schedule 1, which Party B license Party A to implement and which are accepted by China Patent Bureau for processing.

“Know-how”: shall refer to technologies which are necessary for implementation of the Patents in this Agreement, which help make best use of the technologies in this Agreement in the software product development process and which have not entered the public domain.

“Improved Technology”: shall refer to the improved technologies developed by the Parties on the basis of the technologies Party B licenses Party A to implement.

“Ordinary License”: shall mean that Party B retains the right to implement the patent technology and may continue to license any unit or individual other than Party A to implement such patent technology when Party B license Party A to implement such patent technology in the term, territory and technology fields prescribed herein.

“Cross License”: shall mean that Party B and Party A license to each other the patents and know-how of which they respectively have the right to use and are mutually suppliers and recipients of technologies. In the term and territory of this Agreement, the Parties have the right to use each other’s license rights and the Parties license rights are non-exclusive.

“Sublicense”: shall mean that the Parties license to their respective affiliates the patent technologies this Agreement relate to with the other Party’s consent. The affiliates of Party B refers to: YY Inc. and the subordinate companies under its control; the affiliates of Party A refers to, HUYA Inc. and the domestic and foreign subordinate companies and subsidiaries it controls.

Article 2 Manner, Scope and Term of Patent Licensing and Implementation in This Agreement

1. Party B licenses Party A to implement the 39 patent technologies listed in Schedule 1 in the manner of Ordinary License.

2. Party A and its affiliate companies may use all the technology scopes of the patents listed in Schedule 1, but shall not Sublicense to any third party other than the Parties of this Agreement, unless with Party B’s prior written consent.

3. Scope of License: Party B licenses Party A to manufacture, use and sell its patent products within the territory of the People’s Republic of China; to use its patent technologies and methods and use and sell products directly obtained following such patent methods.

4. Term of License: from the effective date of this Agreement until the cancellation of Party A’s company entity, but shall not exceed the term of the patents.

5. Party A shall not initiate invalidation proceedings of the above-mentioned patents.

Article 3 Technology Contents of the Patents

1. Party B shall provide Party A with the technology materials of the patents listed in Schedule 1, including the patent technology disclosure letter, the patent application documents (patent authorization documents) and the intermediate examination documents.

2. Party B shall provide Party A with other technology documents: the product documents or technology documents, program codes, development processes, test methods and procedures necessary for the implementation of the patents, as well as the know-how and other technologies involved in the implementation of the patents.

Article 4 Delivery of Technology Materials

The time, place and manner that Party B shall deliver to Party A the technology materials are:

1. Delivery Time: within five business days after this Agreement is executed;

2. Delivery Place: Party A’s location or other places that the two Parties agree on;

3. Delivery Manner: face to face, Party A shall issue a written receipt.

Article 5 Use Fee

Party B shall license Party A to use the 39 patents listed in Schedule 1 for free.

Article 6 Confidentiality of Know-how

1. Party A shall not disclose the know-how to any third party other than the two Parties of this Agreement, not only within but also at any time after the term of this Agreement.

2. Party A’s staff members who handle such know-know shall sign with the Licensee confidentiality agreements, to ensure that they do not violate the requirement of the preceding paragraph.

3. Party A shall use confidentiality measures to manage the business secrets provided by Party B.

Article 7

1. During the term of this Agreement, any Party shall notify the other Party about improvement made on any patent technology licensed hereunder.

2. Both Parties shall provide each other for use for free the minor improvements that were made on the basis of the patent technologies licensed hereunder.

3. In case of materially significant improvements and developments and filing of corresponding patent applications, the right to apply for patents belong to the Party who makes the improvements, and both Parties shall cross-license each other the patents obtained on the improvements. Both Parties enjoy for free the right to use such patent rights, and the Parties’ such patent rights are non-exclusive. Parties should further and separately negotiate on the allocation of any gains derived from implementation of such improved patent rights and transfer of such rights.

Article 8 Filing of Patent Licensing

1. After this Agreement is executed, Party B shall be responsible for, within five business days, registering and filing the contracts of licensing patent application rights / patents.

Article 9 Handling of Infringement

1. During the term of this Agreement, if a third party claims that the technologies Party A implements results in infringement, Party B shall answer in court and assume the legal liability.

2. When either Party of this Agreement discovers that a third party infringes Party B’s patents, it shall promptly inform the other Party, and Party B shall negotiate with the infringing party or Party B shall submit application to the patent administrative authorities or initiate litigation in court and Party A shall assist.

Article 10 Handling of Rejection of Patent Application, Revocation and Invalidation of Patent

1. After this Agreement becomes effective, when Party B’s patent application is rejected or patent is revoked or invalidated, if there is not obvious violation of the principle of fairness and Party B does not have malice to cause loss to Party A, then Party B shall not refund the license fee to Party A and Party A shall not return all the materials.

2. If the execution of this Agreement obviously violates the principle of fairness or Party B intends to cause losses to Party A, Party B shall refund the license fee.

3. When a third party files an application with the patent bureau to revoke the patent or request the patent reexamination board to invalidate the patent or refuses to accept the board’s decision and initiate litigation in court, after the license Agreement becomes effective, Party B shall be responsible for answering and be responsible for the requests or legal costs therefore arising.

Article 11 Taxes and Fees

The taxes on the license fee relating to this Agreement according to the tax law of the People’s Republic of China shall be paid by Party B.

Article 12 Breach and Claim

For Party B:

1. If Party B refuses to provide technology materials specified in this Agreement, Party A shall have the right to terminate this Agreement.

For Party A:

1. If Party A breaches the provisions of this Agreement, expand the scope of license regarding the licensed technologies, Party B shall have the right to demand Party A to stop the infringement and compensate for the losses and to terminate this Agreement.

2. If Party A breaches the confidentiality obligation hereunder, and cause Party B’s know-how to be leaked, Party B shall have the right to demand Party A to immediately stop the breach and compensate for Party B’s losses.

Article 13 Dispute Resolution

1. If disputes occur between the two Parties in the performance of this Agreement, they should solve the dispute in accordance with the terms of this Agreement by friendly negotiation.

2. If the two Parties have disputes and cannot reach reconciliation, the disputes may submitted to Guangzhou Arbitration Commission for arbitration.

Article 14 The Entry into Force and Termination of Agreement

Entry into force of the contract: this Agreement shall enter into force on the date of execution by both Parties, the patent licensing hereunder shall become effective from the date of registration of the patents with competent authorities of the patents.

Termination and modification of the agreement: if this Agreement cannot be properly performed due to Party A’s reasons, this Agreement shall terminate immediately, or both Parties shall otherwise modify relevant terms of this Agreement.

Article 15

This Agreement shall be made into three (3) copies, Party B shall have two copies, Party A shall have one copy and all the copies shall have the same legal effect.

Party B’s Seal /seal/ Guangzhou Huaduo Network Technology Company Limited	Party A’s Seal /seal/ Guangzhou Huya Information Technology Company Limited

Signature by Party B’s Legal Representative	Signature by Party A’s Legal Representative

Year 2016 / Month 12 / Day 31th	Year 2016 / Month 12 / Day 31th

Licensor	Name	(Signature/Seal)
	Legal Representative	(Signature/Seal)	Authorized Agent	(Signature/Seal)
	Contact Person	(Signature/Seal)
Address (corresponding address)
	Telephone		Fax
Opening Bank
	Account Number		Postal Code
Licensee	Name	(Signature/Seal)
	Legal Representative	(Signature/Seal)	Authorized Agent	(Signature/Seal)
	Contact Person	(Signature/Seal)
Address (corresponding address)
	Telephone		Fax
Opening Bank
	Account Number		Postal Code
Intermediary	Name	(Signature/Seal)
	Legal Representative	(Signature/Seal)	Authorized Agent	(Signature/Seal)
	Contact Person	(Signature/Seal)
Address (corresponding address)
	Telephone		Fax
Opening Bank
	Account Number		Postal Code

Stamp Duty Stamp Paste Here

Review and Registration by the Registration Authority: Technology Contract Registration Authority (Special Seal) Responsible Person: (Signature/Seal) Year Month Day

Schedule 1: Patent Licensing List